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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                October 23, 2001


                             SURGE COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)

         New York                     0-14188                  11-2602030
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                    Identification No.)

                               95 E. Jefryn Blvd.
                            Deer Park, New York 11729

                         (Address of principal executive
                           offices including zip code)

                                 (631) 595-1818

                         (Registrant's telephone number,
                              including area code)


          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On October 23, 2001, Surge Components, Inc. ("Surge") completed a stock exchange transaction with David Bird, Adam J. Epstein, Chris Harano, Michael Patchen and Thomas Taulli, such individuals being the former shareholders (the "Shareholders") of MailEncrypt, Inc. ("MailEncrypt"), the company with whom Surge had entered into an acquisition agreement, subject to rescission, on November 16, 2000. Such acquisition agreement provided, among other things, that if the shareholders of Surge did not approve the conversion into common stock of Surge's Series B Preferred Stock issued in the MailEncrypt acquisition on or before July 1, 2001, then the Shareholders had the option, exercisable through August 15, 2001, to rescind the transaction and reacquire MailEncrypt from Surge. The Shareholders did not exercise such option. However, Surge and the Shareholders continued to negotiate the terms of such rescission subsequent to August 15, culminating in a stock exchange transaction based substantially on the rescission provisions set forth in the original acquisition agreement. The rescission was completed pursuant to a Stock Exchange Agreement, dated as of October 23, 2001 (the "Agreement"), among Surge and the Shareholders. Pursuant to the Agreement, Surge exchanged 100 shares of common stock of MailEncrypt, which represented all of the issued and outstanding capital stock of MailEncrypt, for 182,139.797 shares of Series B Preferred Stock of Surge which had been issued to the Shareholders in the MailEncrypt acquisition transaction. Also, approximately $1.1 million of debt of MailEncrypt was exchanged for
7.31979 shares of MailEncrypt common stock, representing approximately 6.8% of MailEncrypt, which was issued to Surge based substantially on the rescission provisions set forth in the original acquisition agreement. Surge also made payments of $30,000 to each of David Bird and Michael Patchen. In addition, for a two year period commencing on the closing date, Surge has agreed not to directly or indirectly engage in the electronic mail encryption business, except that Surge may sell or provide electronic components to one or more companies that are engaged in such business.

         The description of the transaction contained herein is qualified in its entirety by reference to the Agreement (Exhibit 2.1).

Item 7. Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No. Description

2.1 Stock Exchange Agreement, dated as of October 23, 2001, by and among Surge Components, Inc. and David Bird, Adam J. Epstein, Chris Harano, Michael Patchen and Thomas Taulli.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SURGE COMPONENTS, INC.
                                                            (Registrant)

                                                     By: /s/ Ira Levy
                                                         -----------------------
Dated: November 1, 2001                                      Ira Levy, President

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                                  EXHIBIT INDEX

Exhibit No. Description

2.1 Stock Exchange Agreement, dated as of October 23, 2001, by and among Surge Components, Inc. and David Bird, Adam J. Epstein, Chris Harano, Michael Patchen and Thomas Taulli.